UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 16, 2016

Stewardship Financial Corporation

(Exact name of registrant as specified in its charter)

New Jersey	1-33377	22-3351447
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

630 Godwin Avenue, Midland Park, NJ		07432
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (201) 444-7100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Stewardship Financial Corporation (the “Corporation”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on May 16, 2016. A total of 4,689,509 shares of the Corporation’s common stock entitled to vote were present or represented by proxy at the Annual Meeting constituting a quorum for the transaction of business. The Corporation’s shareholders considered the proposals set forth in the Corporation’s Proxy Statement and took the following actions with respect thereto:

Proposal 1: Election of Directors. The shareholders considered the nominees for election named in the Corporation’s Proxy Statement and elected each Richard W. Culp, Michael Westra and Howard R. Yeaton for three-year terms expiring in 2019. The following are the results of the voting:

Name	For	Withheld	Broker Non-Votes	Uncast
Richard W. Culp	3,273,310	86,471	1,329,728	—
Michael Westra	3,306,011	53,770	1,329,728	—
Howard Yeaton	3,274,283	85,498	1,329,728	—

Proposal 2: Non-Binding Advisory Vote on Executive Compensation. The shareholders considered a non-binding advisory proposal in the form of a resolution approving the overall executive compensation of the Corporation’s executive officers as described in the Corporation’s Proxy Statement and adopted such resolution. The following are the results of the voting:

Number of Votes
For	2,820,939
Against	163,340
Abstained	375,502
Broker Non-Votes	1,329,728
Uncast	—

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm. The shareholders considered a proposal to ratify the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2016 and ratified such appointment. The following are the results of the voting:

Number of Votes
For	4,293,709
Against	30,935
Abstained	364,865
Uncast	—

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stewardship Financial Corporation

Date: May 17, 2016	/s/ Claire M. Chadwick
Claire M. Chadwick
Executive Vice President and
Chief Financial Officer